AGREEMENT BETWEEN

DOCUMENT SECURITY SYSTEMS, INC.

AND

ERGONOMIC GROUP, INC.

This Agreement is effective as of April 11, 2008 between DOCUMENT SECURITY SYSTEMS, INC. (“DSS”), a corporation organized and existing under the laws of the State of New York with its principal address at First Federal Plaza, Suite 1525, 28 East Main Street, Rochester, New York 14614 and ERGONOMIC GROUP, INC. (“Ergonomic”), a corporation organized and existing under the laws of the State of New York with its principal address at 609-3 Cantiague Rock Road, Westbury, New York 11590. DSS and Ergonomic may also be referred to herein individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Parties are engaged in the business of designing and developing systems and products relating to security printing and document anti-counterfeiting and have acquired and developed substantial patented and patent pending technology and know-how for creating encoded images useful in security printing and document anti-counterfeiting, including such printing and anti-counterfeiting implemented over communications networks; and

WHEREAS, the Parties wish to acquire and grant patent licenses to each other and to employ the Technology (as defined below) and the On Demand Services Know-how (as defined below) in a Licensed Field (as defined below) upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants of this Agreement, the Parties hereby agree as follows:

AGREEMENT

1.	Definitions

1.1
“Affiliate” shall mean any corporatiaon, partnership or limited liability company of which more than 50% of the voting control and economic ownership is owned, directly or indirectly, by a Party or under common control of a Party.

1.2
“AuthentiGuard Pantograph 4000” shall mean the technology which creates pantograph backgrounds embedding hidden symbols, words and designs into a printed document background that appear when the document is copied using industry standard copiers and computer publishing systems and currently marketed by DSS under the trade name“AuthentiGuard Pantograph 4000™.”

1.3
“Calendar Quarter” shall mean a three (3) month period denoting the time span over which royalties are to be calculated and paid (pro rated for any partial period(s)). The first Calendar Quarter commences on the Effective Date of this Agreement. Subsequent Calendar Quarters shall begin on the first day following the end of the previous Calendar Quarter (e.g., if the Effective Date is April 3, 2008, the first Calendar Quarter would end June 30, 2008 and the second Calendar Quarter would begin July 1, 2008.)

1.4
“Confidential Information” shall mean any information furnished or made available on a paper, electronic or mechanical medium by one Party to another Party that (a) is confidential and is designated by a Party on the medium as confidential, proprietary, a trade secret or a similar designation; (b) relates to past, present or future research, developments, improvements, inventions, processes, software, programs, Intellectual Property, techniques, designs or other technical data, contact lists or other compilations for marketing or development, or regarding administrative, management, financial or marketing activities of the Party disclosing such information or regarding the identities of customers of the Party disclosing such information; and (c) relates to the subject matter of this Agreement. Confidential Information shall include, without limitation, the Technology and the On Demand Services Know-how.

1.5
“Digital File” shall mean any executable code owned and delivered by a Party for use by the other Party in connection with the Technology (as defined hereinbelow) or On Demand Services Know-how (as defined hereinbelow) to enable the placement of security features in Licensed Products (as defined hereinbelow).

1.6	“Effective Date” shall mean the date set forth in the first paragraph of this Agreement.

1.7
“Gross Margin” shall mean the invoiced amount of a product or service, less the direct, unburdened cost of goods sold; allowances and discounts actually credited; taxes, tariffs and import/export duties (but not value-added taxes assessed on income derived from sales); and reasonable commissions paid to internal sales personnel of a selling Party and independent sales entities that are not in the employ or under the control of a selling Party. Installation and set-up fees charged to a customer by a Party shall not be included in Gross Margin. Commission deductions shall not exceed 20% of an invoiced amount.

1.8
“Intellectual Property” shall mean, wherever existing in the world, (i) patents, whether in the form of utility patents, design patents or industrial designs, and all pending applications thereof; (ii) trademarks, trade names, service marks, domain names, designs, logos, trade dress and trade styles, whether or not registered, and all pending applications for registration thereof; (iii) copyrights, whether or not registered, and all pending applications for registration thereof; (iv) know-how, inventions, improvements, methods, processes, operations manuals and procedures, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulas, customer lists, supplier lists and market analyses; (v) computer software and programs, and related flow charts, programmer notes, documentation, updates, and data, whether in object or source code form; and (vi) all other similar proprietary rights, whether or not registered.

1.9
“Licensed Field” shall mean all implementations of the Technology (as subsequently defined herein) which involve the transmission of a file on the Internet, on an intranet or by any other electronic means of communication, which file is printed on paper or viewed on a monitor after transmission, except for (i) a file that is used to batch print at least 1,000 impressions, which impressions contain static information, and (ii) a file of static images utilized for lithographic printing plate processors which output onto materials including, but not limited to, megalith, film, metal, polyester and silver master that are used as printing plates on printing presses.

1.10
“Licensed Patents” shall mean both “DSS Licensed Patents” and “Ergonomic Licensed Patents.” “DSS Licensed Patents” are the patents and patent applications listed on Exhibit A, and all other present and future United States and foreign patents owned by DSS or under which DSS has rights that protect inventions that are practically useful in the Licensed Field. “Ergonomic Licensed Patents” are the patents and patent applications listed on Exhibit B, and all other present and future United States and foreign patents owned by Ergonomic or under which Ergonomic has rights that protect inventions that are practically useful in the Licensed Field.

1.11
“Licensed Products” shall mean products and services in the Licensed Field that incorporate the Technology (defined below) and/or On Demand Services Know-how (defined below) and/or are covered by the DSS Licensed Patents and/or are covered by the Ergonomic Licensed Patents, and include, but are not limited to, files that are transmitted (for example, a file transmitted from a server operated by one of the Parties) and systems that transmit files (for example, a server furnished by a Party to a customer for use by the customer on its premises).

1.12
“On Demand Services Know-how” shall mean know-how that now or in the future is utilized by Ergonomic for providing over a network, in response to receipt of a communicated document over that network, a secure image of the entire document or a part thereof using pre-stored fonts.

1.13
“Technology” shall mean (i) AuthentiGuard Pantograph 4000, AuthentiGuard Survivor 21, and all other AuthentiGuard™ technologies including, without limitation, AuthentiGuard Prism, AuthentiGuard Block-Out, AuthentiGuard Laser Moiré, and all Improvements thereon owned by DSS, (ii) all Digital Files now and in the future owned by or under license to DSS, and all Improvements thereon developed and owned by DSS; and (iii) all specialized, novel or unique techniques, practices, inventions, digitized formats, improvements, drawings, computer imaging, computer generated step and repeat, discoveries, know-how, trade secrets, and all related knowledge, skill, experience, technical and other proprietary information and data and other Intellectual Property now or in the future owned by or under license to DSS that are used to secure documents and files and to thwart counterfeiting, which Ergonomic acknowledges includes proprietary, valuable and substantial trade secrets of DSS.

1.14	“Technology Marks” shall mean DSS’s trademarks and service marks which serve to identify DSS as the source of the Technology.

1.15	“Territory” shall mean the entire world including but not limited to the United States of America.

2.	Grant of Licenses

2.1
Grant of License to Ergonomic. DSS hereby grants to Ergonomic for the Term (as defined in paragraph 13.1) and in the Territory an exclusive, non-transferable license (except as set forth in paragraphs 2.2 and 2.3) to use its Technology and DSS Licensed Patents in the Licensed Field. Ergonomic shall not have the right to manufacture, market or sell, directly or indirectly, or the right or power to license to any other person the right to manufacture, market or sell, directly or indirectly, blank safety paper which utilizes the Technology. For purposes hereof, the term “blank safety paper” means paper which does not have customer specific information and does not have visible color such as words, symbols, borders, artwork or similar features. Ergonomic understands and agrees that it shall not have the right to print “generic” or “blank safety paper” under this Agreement.

2.2
Grant of Licenses to DSS. Ergonomic hereby grants back to DSS for the Term (as defined in paragraph 13.1) and in the Territory a non-exclusive, non-transferable license (except as set forth in paragraph 2.3) to use the Technology and DSS Licensed Patents in the Licensed Field. Ergonomic also grants to DSS for the Term (as defined in paragraph 13.1) and in the Territory a non-exclusive, non-transferable license (except as set forth in paragraph 2.3) to use On Demand Services Know-how and Ergonomic Licensed Patents in the Licensed Field.

2.3
Grant of Licenses to Others. The Parties agree that each grant of a license, sublicense or any other transfer of the Technology, DSS Licensed Patents, On Demand Services Know-how and/or Ergonomic Licensed Patents in the Licensed Field, including, without limitation, to resellers, is prohibited unless the Parties hereinafter agree to such grants on terms mutually agreeable to both, which agreement shall be in writing. The provisions of this paragraph 2.3 shall not apply to all licenses, sublicenses or any other transfers by the Parties of Licensed Products in the Licensed Field, including without limitation, the inclusion of the Technology, DSS Licensed Patents, On Demand Services Know-how and/or Ergonomic Licensed Patents in the sale of “bundles” of related or unrelated products or services.

2.4
Proprietary Rights. Except as expressly set forth in this Agreement, all rights or licenses with respect to the Technology and On Demand Services Know-how, including any Improvements (as defined in paragraph 4.2) or modifications to the Technology and/or On Demand Services Know-how made by the Parties, Technology Marks, Confidential or Proprietary Information or other know-how and Intellectual Property of the Parties belong to the respective Parties. The Parties acknowledge that application of the Technology and On Demand Services Know-how may contain valuable trade secrets and each Party agrees to employ reasonable security precautions to maintain the confidentiality of such trade secrets. Except as otherwise provided herein, neither Party shall knowingly assist any third party to reverse engineer or assemble, produce, use, license, sell or otherwise distribute or exploit the Technology or On Demand Services Know-how or Intellectual Property derived from the other Party or bypass or defeat protection methods for preventing unauthorized access to such Technology or On Demand Services Know-how. Notwithstanding the foregoing, for purposes of this Section 2.4, neither Party shall be in violation of the restrictions provided herein by reason of the sale of Licensed Products to customers otherwise in compliance with this Agreement.

3.	Distribution/Disclosure of Technology and Competition

3.1
Distribution/Disclosure of Technology. Ergonomic and DSS may not disclose the Technology or On Demand Services Know-how, except to the extent that the Technology or On Demand Services Know-how is embedded in Licensed Products furnished by a Party to an existing or potential customer of the Party. Ergonomic and DSS will ensure that their respective employees, consultants, directors, agents and other applicable third parties are contractually bound to honor this provision.

3.2
Patent Marking. Each Party hereby agrees to use reasonable commercial efforts to mark, without charge to the other Party, all Licensed Products made under the terms and conditions of this Agreement with a suitable legend in accordance with statutory requirements and in a form approved in advance by the other Party indicating that the Licensed Products are covered under specified patents of one or both of the respective Parties as the case may be. Should either Party believe that any Licensed Product should be marked in accordance with this Agreement, such Party shall notify in writing that the other Party do so, particularly identifying such Licensed Product and the specific patents which are applicable to such Licensed Products. However, the other Party shall not be required to mark Licensed Products with a degree of care beyond that exercised by the requesting Party to mark its own products.

3.3
Competition. The Parties intend to compete in the marketplace for new customers, it being understood that each Party has present customers. The respective customer list of each Party will be made known to the other Party from time to time as reasonably requested by the other Party so as to inform the marketing efforts of the other Party. Such customer list shall include then-current customers of such Party and such additional entities that are then-determined to be potential customers of such Party based upon marketing efforts of such Party. Neither Party shall call on the other’s then-current customers and then-potential customers without permission of the other Party. The customer lists shall be kept confidential at the Board of Directors, CEO and President levels of the Parties, and their respective attorneys.

4.	Improvements

4.1
Ownership of Improvements. During the Term, each Party shall advise the other of any technical improvements, modifications or enhancements relating to the Technology or On Demand Services Know-how created from time to time and useful in the Party’s sole discretion in connection with the Technology or On Demand Services Know-how (collectively referred to as “Improvements”). Any such Improvement shall be the property of the Party that made the Improvement and shall be licensed in accordance with the license grants of Section 2. Improvements that are made jointly by the parties shall be owned jointly and equally. Each Party agrees to execute any and all documents requested by the other to perfect rights to jointly-made Improvements.

5.	Technical Support; Training and Technology Services

5.1
General Support Services. Each Party shall, at no additional charge to the other, provide to the other Party reasonable assistance and technical support related to On Demand Services Know-how, the Technology, Improvements (other than those Improvements owned by the other Party), Technology Marks and Confidential Information.

5.2
Limitation on Liability for Support Services. Except in the event of willful misconduct, in no event shall the technicians, employees, officers or agents of either Party or its Affiliates be liable to the other Party for any damages or claims for damages which may occur during the provision of support services.

5.3
Customer Support Services. Each Party shall be responsible for the provision of customer, technical and other support services to its customers and such Party may, at its sole option, receive compensation from its customers for the provision of such services. Each Party agrees to assist the other Party in its provision of any customer, technical and other support services to the customers of such other Party on mutually agreeable terms and conditions.

6.	Royalty Fees

6.1
Royalty Fees. In consideration of the rights and licenses granted herein to be rendered by each Party to the other and for other good and valuable consideration, each Party agrees to pay royalties to the other Party in the amount of 50% of the Gross Margin on sales of Licensed Products. The Parties agree to reasonably price the Licensed Products and to also keep accurate records of the sale prices for Licensed Products, whether or not such Licensed Products are included in a “bundle” of other products. Notwithstanding the foregoing, DSS shall not have to pay any royalty to Ergonomic far payments received or to be received pursuant to existing agreements between DSS and each of (i) HSBC Fianzas, S.A. Grupo Financiero HSBC, and (ii) Indra Sistemas S.A. with respect to agreements with or related to The Panama Canal Authority.

6.2
Each Party shall, concurrent with the delivery of its Sales Report (as defined in Section 7.1 below) for a Calendar Quarter, deliver to the other Party the Royalty Fee payment in U.S. dollars in full for such Calendar Quarter.

6.3
If a Party disputes any information contained in a Sales Report or the amount of any Royalty Fee payment provided by the other Party, the disputing Party shall, within thirty (30) business days from the date of the disputed Sales Report or payment, as the case may be, notify the reporting Party, in writing, concerning the substance of the dispute and include any supporting documentation related thereto. The Parties agree to work together in good faith to resolve each dispute. The receipt or acceptance by a Party of any Sales Report or Royalty Fee payment shall not prevent that Party from subsequently challenging, within thirty (30) business days from the date of the disputed Report or Royalty Fee payment, the validity or accuracy of such Sales Report or Royalty Fee payment. All fees due hereunder are non-refundable (except as expressly provided herein) and not contingent on any additional services or products to be provided hereunder.

6.4
Failure to Pay. If a Party fails to pay any amount owed to the other Party under this Agreement when such amount is due and payable, the failing Party shall also pay the other Party interest on the amount of such under-payment or non-payment at the rate equal to three quarters of a percent (0.75%) per month, accruing from the due date until paid. A Party shall also have the right, at its option, to terminate this Agreement should the other Party not cure any default for non-payment within a reasonable time under the circumstances. Any payments received from a failing Party, when there is any amount overdue, shall be applied first to discharge any such accrued late charges.

7.	Sales Reports; Record Inspection and Audit

7.1
Sales Reports. Within forty-five (45) days after the end of each Calendar Quarter, each Party shall deliver a report to the other Party certified by an authorized officer of such Party showing in detail the dollar value received for Licensed Products sold, and the amount of Royalty Fees due to the other Party for the prior Calendar Quarter (a “Sales Report”). Each Party shall also provide additional supporting information and documentation relating to Licensed Products sold as the other Party may reasonably request. The failure of a Party to deliver a Sales Report on its due date shall be deemed to be a material breach of this Agreement.

7.2
Maintenance of Books and Records; Record Inspection and Audit.  During the Term and for a period of two (2) years thereafter, each Party agrees to keep and maintain accurate and separate records related to this Agreement, including Customer agreements which resulted in the distribution of Licensed Products. Each Party further agrees that during the Term and for such two (2) year period it shall make these records available for inspection, from time to time, by the other Party, or a third party retained by the other Party, at the Party’s site and at the other Party’s cost. Any audit and/or inspection shall be conducted during regular business hours at a Party’s facilities upon at least three (3) business days prior written notice. Such examination shall be conducted in such a manner as to not unduly interfere with a Party’s business. Subject to Section 7.3, if the audit reveals an underpayment of Royalty Fees by a Party under this Agreement, the Party shall pay to the other Party the full amount of any underpayment revealed by the audit, plus interest on the underpaid amounts accruing at the rate of three quarters of a percent (0.75%) per month until all underpaid amounts are paid in full. Notwithstanding the foregoing, if such audit reveals an underpayment by an amount in excess of twenty percent (20%) for the period covered by the audit report, the Party shall pay to the other Party all of the fees and costs associated with such audit, the amount underpaid, interest due and an additional payment of fifteen percent (15%) of the total amount due for the audited period.

7.3
Audit Dispute Resolution Process. If an audited Party disputes or otherwise desires to obtain third party verification of an audit report previously obtained by an auditing Party, within thirty (30) days from the date of the previous audit report the audited Party shall notify the auditing Party of its intent to verify the audit report. The audited Party shall schedule, with an independent auditor, an audit of the subject records as soon as possible following the date of its notice to the auditing Party hereunder. The auditing Party shall timely cooperate with and provide to the auditor all documentation and other information requested by the auditor. If the results of the independent audit are consistent with the auditing Party’s previous audit results, the audited Party shall pay all amounts due as set forth in Section 7.2 and all costs and fees associated with the independent audit. If the results of the independent audit differ from the previous audit, the Parties shall rely upon the results of the independent audit in determining what, if any, amounts are due pursuant to Section 7.2 and both Parties shall equally share the cost and fees of the independent audit. The Parties agree that a final determination of a Party’s underpayment by an amount in excess of twenty percent (20%) for the period covered by the audit report shall be deemed to be a material breach of this Agreement.

8.	Confidentiality

8.1
The Parties acknowledge that in the course of their performance under this Agreement, they may be furnished with, receive, or otherwise have access to Confidential Information of or concerning the other Party. For the purposes of this Agreement, the Party disclosing Confidential Information shall be referred to as the “Disclosing Party” and the Party receiving Confidential Information shall be referred to as the “Receiving Party.”

8.2
A Receiving Party shall not use the Disclosing Party’s Confidential Information for any purpose other than in accordance with this Agreement and shall not disclose, without the prior written consent of the Disclosing Party, Confidential Information to any person, other than persons approved by both Parties who (a) are subject to a nondisclosure obligation comparable in scope to this Section; and (b) have a need to know such Confidential Information.

8.3
A Receiving Party shall not be liable for disclosure or use of any particular Confidential Information that: (a) is or becomes publicly known through no fault of the Receiving Party; (b) is developed independently by the Receiving Party without reference to any Confidential Information of the Disclosing Party as evidenced by the Receiving Party’s records; (c) is known by the Receiving Party at the time of disclosure by the Disclosing Party if the Receiving Party does not then have a duty to maintain its confidentiality, as evidenced by the Receiving Party’s records; or (d) is rightfully obtained by the Receiving Party from a third party not obligated to preserve its confidentiality. A Receiving Party also may disclose Confidential Information solely to the extent required by a court or other governmental authority, provided that (i) the Receiving Party gives the Disclosing Party prompt prior notice of the required disclosure; (ii) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information; (iii) the Receiving Party cooperates with the Disclosing Party to obtain a protective order or otherwise limit the disclosure; and (iv) as soon as reasonably possible, the Receiving Party provides a letter from its counsel confirming that the Confidential Information is in fact required to be disclosed. The Parties acknowledge and agree that they may be required under applicable federal securities laws and regulations to disclose the terms of this Agreement, which shall not be deemed a violation of this Section 8.

8.4
All Confidential Information shall remain the property of and be deemed proprietary to the Disclosing Party. At any time upon the Disclosing Party’s request, the Receiving Party shall promptly return to the Disclosing Party all Confidential Information, including all copies thereof, and all documents, materials, or products generated or produced by, or at the request of, the Receiving Party that contain, summarize, outline or otherwise reference the Disclosing Party’s Confidential Information (individually and collectively, “Copies”). At the Disclosing Party’s option, the Receiving Party shall destroy all of the Disclosing Party’s Confidential Information and Copies and certify such destruction to the Disclosing Party. This paragraph shall not apply to Confidential Information that is furnished to a Party under its license rights and that is used in exercising those rights.

8.5
A Receiving Party further agrees to receive Confidential Information in strict confidence and to accord such Confidential Information at least the same level of protection against unauthorized use or disclosure that the Receiving Party customarily accords to its own confidential, proprietary or trade secret information of a like nature, but in no event less than a reasonable level of protection. The Receiving Party shall have sole responsibility for the physical security and maintenance of the confidentiality of all Confidential Information delivered to it by the Disclosing Party. The Disclosing Party shall have the right, upon at least three (3) business days prior written notice to the Receiving Party and during the Receiving Party’s normal business hours, to visit and inspect the Disclosing Party’s places of business for the purpose of verifying, to the satisfaction of the Disclosing Party, that the Receiving Party is performing its obligations under this Section 8.

9.	Infringement Indemnity; Infringement Lawsuits and Patent Prosecution

9.1
DSS shall indemnify, defend and hold Ergonomic and its Affiliates, shareholders, directors, officers, members, managers, employees, agents, independent contractors, licensees and representatives (“Ergonomic Indemnified Parties”) harmless for, from and against, any and all suits, actions and proceedings, claims, threats, demands, liabilities, losses, damages, judgments, obligations, fines, expenses (including, without limitation, attorneys’ fees and expert witness fees) and costs (individually and collectively, “Infringement Claims”), made against an Ergonomic Indemnified Party by a third party arising from or in connection with any actual or alleged claims that the Technology, Improvements (other than improvements owned by Ergonomic or jointly owned by Ergonomic), Technology Marks, Confidential Information and/or other proprietary information provided by DSS under this Agreement infringes any patent, trademark, copyright, trade secret or other property right of a third party. The indemnification in this Section 9 is contingent upon (a) the Ergonomic Indemnified Parties promptly notifying DSS in writing of any known claim which may give rise to an Infringement Claim; (b) DSS’s control of the defense and settlement of such Infringement Claims at DSS’s sole expense; provided, however, that any settlement be made with the consent of or with an unconditional full release of the Ergonomic Indemnified Parties; and (c) the Ergonomic Indemnified Parties cooperate with all reasonable requests of DSS (at DSS’s expense) in defending or settling an Infringement Claim. Ergonomic Indemnified Parties reserve the right to retain their own counsel, at Ergonomic’s sole expense to participate in the defense of any Infringement Claims. Ergonomic Indemnified Parties may not take deliberate and willful action that impairs DSS’s defense of the Infringement Claims. DSS will have no obligation to indemnify Ergonomic or Ergonomic personnel for claims that DSS’s Technology, Improvements, Technology Marks, and/or Confidential Information, infringe the intellectual property rights of a third party to the extent such claims arise solely as a result of Ergonomic’s implementation of DSS’s Technology with software and/or hardware not furnished or authorized by DSS, and provided such infringement or claim would have been avoided by using some other reasonable implementation.

9.2
In addition to the rights and obligations of the Parties set forth in Section 9.1, if an Infringement Claim is made or threatened, DSS, at its own expense and in its sole discretion, may exercise any of the following remedies: (i) obtain for Ergonomic the right to continue to use the Technology, Improvements, Technology Marks, and/or Confidential Information, as the case may be, consistent with this Agreement; (ii) modify the Technology, Improvements, Technology Marks, and/or Confidential Information, as the case may be, so it is non-infringing, provided the modifications do not interfere with Ergonomic’s sales, orders and customer relationships, or (iii) refund all License Fees paid hereunder by Ergonomic for the prior twelve (12) month period. The foregoing represents DSS’s entire obligation, and Ergonomic’s entire remedy, with respect to Infringement Claims.

9.3
Infringement Lawsuits. In the event that a Party learns of the infringement of one or more Licensed Patents of the other Party utilized in the Licensed Field that are actually in substantial use by customers of such Party, the Party may request that the other Party take legal action against the infringement of the Licensed Patents of said other Party. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to such Party. If the infringing activity has not been abated within one hundred and twenty (120) days following the effective date of such request and the other Party shall not have filed suit against the infringing party, then the requesting Party shall have the right to commence suit on its own account. In such case, (1) the requesting Party shall prosecute the suit at its own expense and shall be the sole beneficiary of any recovery, and (2) the other Party will reasonably cooperate and advance such suit (including becoming a named party to the suit if necessary), but at the requesting Party’s expense.

9.4
Patent Prosecution. Each Party will diligently prosecute patent applications on its inventions in the Licensed Field and maintain its respective Licensed Patents using counsel of its choice. The Parties shall share equally in the prosecution and maintenance costs with respect to patents that apply to the Licensed Field. The Parties will also diligently prosecute patent applications on any joint inventions in the Licensed Field that both Parties determine is appropriate for patent protection.

10.	Mutual Indemnifications

10.1
Each Party shall indemnify, defend and hold the other Party and its directors, officers, employees, agents and independent contractors (“Indemnified Parties”) harmless from and against, any and all suits, actions and proceedings, claims, liabilities, losses, damages, expenses (including attorneys’ fees) and costs (individually and collectively, “Claims”), made against an Indemnified Party by a third party to the extent arising from the Party’s (or its officers’, directors’, employees’, agents’ and independent contractors’) use of the Technology, On Demand Services Know-how or Licensed Patents as the case may be in an improper manner unauthorized by the other Party. The indemnities in this Section 10 are contingent upon: (a) the Indemnified Parties promptly notifying the Party in writing of any claim which may give rise to a Claim for indemnification hereunder; (b) the Party being allowed to control the defense and settlement of such Claims; provided, however, that any settlement be made with the consent of the Indemnified Parties or includes, as an unconditional part thereof, a full release of the Indemnified Parties; and (c) the Indemnified Parties cooperating with all reasonable requests of the Party (at the Party’s expense) in defending or settling a Claim. Indemnified Parties reserve the right to retain their own counsel, in addition to the Party’s counsel, at their sole expense to participate in the defense of any Claim provided that Indemnified Parties may not take deliberate and willful action that impairs the Party’s defense of the Claim.

11.	Limited Warranties; Limitation of Liability

11.1
Each Party represents and warrants to the other that it has the right, power and authority to enter into this Agreement and that the signatory on behalf of such Party to this Agreement has full authority to enter into and bind the Party to the obligations set forth in this Agreement.

11.2
Each Party represents and warrants to the other that it has no knowledge of patents or other proprietary rights of another, or a claim by another that it has patents or other proprietary rights, that are infringed respectively by the Technology or On Demand Services Know-how licensed hereunder.

11.3
DSS represents and warrants to Ergonomic that as of the Effective Date and throughout the Term that: (a) Improvements (except as otherwise provided herein), Technology Marks, and DSS’s Confidential Information are the sole and exclusive property of DSS; (b) that DSS has all right, title and interest in the Technology, Improvements, Technology Marks, and DSS Confidential Information to grant to Ergonomic the rights provided in this Agreement; (c) that nothing contained in this Agreement conflicts with any other obligation or agreement of DSS; and (d) that no liens, claims or other obligations exist that will affect DSS’s use or rights to any Technology, Improvements, Technology Marks, and/or Confidential Information granted under this Agreement. DSS does not warrant that the Technology will meet Ergonomic’s requirements or that the use of the Technology will be uninterrupted or error-free.

11.4
LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THE USE OF OR INABILITY TO USE THE TECHNOLOGY, ON DEMAND SERVICES KNOW-HOW OR ANY PRODUCTS OR SERVICES PROVIDED HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BECAUSE SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY.

12.	Marketing and Advertising Obligations; Technology Marks.

12.1
Marketing and Advertising Requirements. Both Parties shall actively advertise and promote the Technology during the Term, which promotional efforts shall include, without limitation, attending and presenting at industry trade shows, preparing customer mailings and presentations, brochures or other promotional material and references to the Technology on their respective websites. Subject to paragraph 2.3, each Party shall use reasonable commercial efforts during the Term to license or sublicense the Technology, the DSS Licensed Patents, On Demand Services Know-how and/or Ergonomic Licensed Patents in order to generate royalties pursuant to paragraph 6. During the Term, the parties shall confer on a semi-annual basis to review and plan their promotional activities. Each party shall have the right to pre-approve all promotional materials of the other Party, but pre-approval shall not be withheld unreasonably. The Parties shall cooperate and assist each other on all reasonable requests with respect to the aforementioned marketing and advertising efforts. The failure to adhere to one or more provisions of this paragraph 12.1 shall be a material breach of this Agreement.

12.2
License for Technology Marks. DSS hereby grants to Ergonomic a non-exclusive, royalty-free license to use the Technology Marks on Licensed Products, advertising and promotional material, and elsewhere, as contemplated herein. Ergonomic shall, upon reasonable notice from DSS, fully and promptly correct and remedy any deficiencies in its use of the Technology Marks.

12.3
Ownership of Technology Marks. Ergonomic acknowledges DSS’s claim of sole ownership of the Technology Marks and all associated goodwill. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Ergonomic any right, title, or interest in or to the Technology Marks, other than as specified in the limited license grant herein. Ergonomic’s use of the Technology Marks shall inure solely to the benefit of DSS. DSS shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning the Technology Marks. Ergonomic shall not contest the validity of, by act or omission jeopardize, or take any action inconsistent with, DSS’s rights or goodwill in the Technology Marks, including attempted registration of the Technology Marks, or use or attempt registration of any mark confusingly similar thereto. Ergonomic shall maintain and not alter or remove, without DSS’s consent, any copyright, trademark, patent and other proprietary or protective notices contained in any Technology.

13.	Termination

13.1
Term. This Agreement will begin as of the effective date in the opening paragraph and will continue for a period of two (2) years (the “Initial Term”), unless earlier terminated in accordance with Section 13.2 below. Upon expiration of the Initial Term, this Agreement shall automatically renew for additional two-year terms (each a “Renewal Term”), unless Ergonomic provides DSS with thirty (30) days written notice prior to the expiration of the Initial Term or any Renewal Term, of its intent NOT to renew the Agreement. The Initial Term and any Renewal Term(s) shall each be referred to as the “Term.”

13.2
Termination. Following written notice of a material breach by the other Party, if the breach has not been cured within a reasonable period, or immediately upon written notice to the other Party (i) if the other Party declares or a petition is filed in any court for insolvency or bankruptcy and such petition is not dismissed in sixty (60) days; or (ii) if the other Party is under reorganization under the United States bankruptcy act or any similar statute; or (iii) if the other Party consents to the appointment of a trustee in bankruptcy or a receiver or similar entity, a Party may elect either (a) to cancel this Agreement, or (b) to have the Agreement continue in force but with its royalty obligation reduced to 25% of the Gross Margin on sales of Licensed Products while the royalty obligation of the other Party remains at 50% for the duration of the breach and/or insolvency as the case may be.

13.3
In the event of a “change of control” of DSS, other than a “change of control” in which Ergonomic and /or an Affiliate or Affiliates of Ergonomic is the entity or entities triggering such “change of control”, Ergonomic shall have the right, to terminate the licenses of paragraph 2.2. Notwithstanding a “change of control” of Ergonomic, the licenses granted in paragraph 2.2 with respect to On Demand Services Know-how and Ergonomic Licensed Patents in the Licensed Field shall continue at DSS’s option, as long as royalty payments continue to be made by DSS as provided in this Agreement. For purposes hereof, the term “change of control” shall mean the ownership of more than 50% of the outstanding stock or voting control of a Party by an entity that is not an Affiliate of such Party as of the Effective Date.

13.4
Effect of Termination. Expect as otherwise provided herein, upon the expiration or termination of this Agreement for any reason, (a) all licenses granted hereunder shall cease; (b) each Party shall return to the other and make no further use of the any of the other Party’s Confidential Information in its possession and all Copies thereof; (c) the Parties shall immediately discontinue any and all promotional activities hereunder and Ergonomic shall cease all use of Technology Marks and promotional materials and return, at no charge, all sales, promotional and display or advertising materials, which were furnished by DSS; and (d) all amounts due to a Party by the other Party through the termination date under the terms of this Agreement shall become immediately due and payable. Upon termination of this Agreement, each Party shall be permitted a reasonable opportunity, not to exceed ninety (90) days, to sell their remaining inventory of finished Licensed Products. The provisions of Sections 2.4, 4.1 and 8, 9, 10, 11, 12.3, 13, 14 and 15 shall survive the termination or expiration of this Agreement. Notwithstanding the foregoing and anything to the contrary in this Agreement, if Ergonomic shall terminate this Agreement pursuant to paragraph 13.1, the licenses provided in paragraph 2.2 shall continue, with the royalty obligation to Ergonomic being reduced from 50% to 15%, until DSS provides Ergonomic with thirty (30) days written notice of its intent NOT to continue with its rights under paragraph 2.2.

14.	Notices

14.1
All notices sent under this Agreement shall be in writing and (i) hand delivered; (ii) transmitted by legible facsimile with a copy sent concurrently by certified mail, return receipt requested; or (iii) delivered by prepaid overnight courier. Notice shall be effective (i) upon receipt if delivered by hand; (ii) one (1) business day after deposit with an overnight courier service; or (iii) three (3) business days after deposit with the United States Postal Service if faxed and then a copy is sent via certified mail. Notices shall be sent to the Parties at the following addresses or such other addresses as the Parties subsequently may provide in accordance with this Section 14.1:

If to DSS: Document Security Systems, Inc. 25 East Main Street Suite 1525 Rochester, NY 14614 Fax: 585-325-2977 Attention: Chief Executive Officer	With a copy to: Document Security Systems, Inc. 25 East Main Street Suite 1525 Rochester, NY 14614 Fax: 585-325-2977 Attention: General Counsel
If to Ergonomic: The Ergonomic Group 609-3 Cantiague Rock Road, Westbury, New York 11590 Fax: (516) 746-7809 Attention: Chief Operating Officer	With a copy to: Gottlieb Rackman & Reisman New York City, NY 10016 Fax: (212) 684-3999 Attn: Michael I. Rackman, Esq.

15.	Miscellaneous

15.1
Assignment.  Neither Party may assign this Agreement or the rights and obligations hereunder to any third party without the prior express written approval of the other Party. Any purported assignment without consent shall be void. The provisions of this Agreement shall be binding upon, and shall inure to, the benefit of the Parties hereto, their legal representatives, permitted successors and permitted assigns.

15.2
Governing Law; Jurisdiction. This Agreement shall be governed in accordance with the laws of the State of New York, without regard to conflict of laws principles. All disputes under this Agreement shall be resolved in an appropriate state or federal court located in Rochester, New York. Each Party consents to the jurisdiction of and venue in such courts, agrees to accept service of process in the same manner as notices are to be made as provided in paragraph 14.1 and hereby waives any jurisdictional, lack of venue, or forum defenses otherwise available to it.

15.3
Force Majeure. No Party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement, other than of obligations regarding payments or confidentiality, if such delay or failure is caused by something beyond its reasonable control and without its fault or negligence, including, but not limited to, any act of God, strikes, lockouts, riots, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, governmental laws and regulations, inability to secure products or services from other persons, entities or transportation facilities, failures or delay in transportation or communications or power failures. Such delay or failure shall not constitute a breach of this Agreement and shall automatically extend any completion dates for a period equal to the duration of such events. Lack of funds shall not constitute a reason beyond the Party’s reasonable control.

15.4
Remedies Cumulative; Waivers. The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. A Party’s failure to assert any right or remedy shall not constitute a waiver of that right or remedy. No waiver by either Party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

15.5
Construction; Severability. The Parties acknowledge that they have reviewed this Agreement and bargained over its terms. Accordingly, this Agreement shall be construed without regard to the Party or Parties responsible for its preparation, and shall be deemed to have been prepared jointly by the Parties. Headings contained in this Agreement are not intended to be full and accurate descriptions of the contents of this Agreement and shall not affect the meaning or interpretation of this Agreement. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be original but all of which together shall constitute a single instrument. The signatures required for execution may be transmitted to the other Party via facsimile and such signatures shall be deemed a duplicate original.

15.6
Relationship of Parties. Nothing in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties, or as authorizing either Party to act as agent for the other.

15.7
Entire Agreement; Termination of Prior Agreements. This Agreement and Exhibits A and B hereto constitute the entire agreement between the Parties and supersede any and all prior agreements between the Parties concerning the subject matter of this Agreement, including without limitation, that certain Premier Partner Marketing and Distribution Agreement, dated as of December 29, 2006, between the Parties and that certain Limited Exclusive Patent Licensing Agreement, dated as of December 29, 2006, between the Parties. No modifications or amendments may be made to this Agreement except as expressed in writing and signed by each Party.

15.8
Publicity. Except as allowed in Section 12, neither Party may refer to the other by name in advertising, promotional materials and publications in connection with this Agreement except upon receiving the prior written consent of the other Party, which consent shall not be unreasonably withheld.

15.9
Export Control; Government Customers. Anything contained in this Agreement notwithstanding, the obligations of the Parties hereto shall be subject to all laws, present and future, including export control laws and regulations, of any government having jurisdiction over the Parties hereto and to orders, regulations, directions or requests of any such government. Each Party shall undertake to comply with and will be solely responsible for complying with such laws applicable to such party.

15.10
Irreparable Damage: The Parties acknowledge and agree that any violation of this Agreement would subject the other to irreparable injury for which monetary damages will not be an adequate remedy. Therefore, in addition to any remedies otherwise available, the non-breaching Party will be entitled to any injunctive relief and specific performance to enforce the terms of this Agreement. The breaching Party shall pay all reasonable attorney's fees and costs incurred by the non-breaching Party should it be necessary for the non-breaching Party to enforce the terms of this Agreement.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

DOCUMENT SECURITY SYSTEMS, INC. By: /s/ Patrick White Name: Patrick White Title: Chief Executive Officer	ERGONOMIC GROUP, INC. By: /s/ Karen Girards Name: Karen Girards Title: Chief Executive Officer

EXHIBIT A

Document Security Systems, Inc.

Patent Report by Invention					Printed:	03/25/2008	Page 1
COUNTRY	REFERENCE#	TYP	FILED	SERIAL#	ISSUED	PATENT	STATUS

ANTI-PHOTOGRAPHIC/PHOTOCOPY IMAGING PROCESS AND PRODUCT MADE BY SAME
United States	91838.000032	CON	01/03/1997	08/778,916	04/07/1998	5,735,547	ISSUED

COUNTERFEIT PROTECTED DOCUMENT
United States	91838.000020	NEW	01/18/1989	07/298,020	05/28/1991	5,018,767	ISSUED

COVERT DOCUMENT SYSTEM
United States	91838.000050	FCA	07/31/2006	11/495,900			PUBLISHED
United States	91838.000125	CIP	04/26/2007	11/740,696			PUBLISHED
WIPO	91838.000141	CEQ	04/26/2007	PCT/US07/67537			PUBLISHED
United States	91838.000122	CIP	04/27/2007	11/741,394			PUBLISHED
WIPO	91838.000143	CEQ	04/27/2007	PCT/US07/67657			PUBLISHED

COVERT DOCUMENT SYSTEM
AUSTRALIA	91838.000170	DCA	08/01/2006	PCT/US06/029868			PENDING
BRAZIL	91838.000171	DCA	08/01/2006	018080005626			PENDING
CANADA	91838.000172	DCA	08/01/2006	PCT/US06/029868			PENDING
EUROPE	91838.000178	DCA	08/01/2006	06800589.1			PENDING
INDONESIA	91838.000173	DCA	08/01/2006	W00 2008 00402			PENDING
ISRAEL	91838.000174	DCA	08/01/2006	189116			PENDING
JAPAN	91838.000175	DCA	08/01/2006	PCT/US06/029868			PENDING
MEXICO	91838.000176	DCA	08/01/2006	MX/a/2008/001531			PENDING
WIPO	91838.000051	CEQ	08/01/2006	PCT/US06/029868			NAT PHASE
SOUTH AFRICA	91838.000177	DCA	08/01/2006	PCT/US06/029868			PENDING

DOCUMENT CONTAINING SCANNING SURVIVABLE SECURITY FEATURES
AUSTRALIA	91838.000093	DCA	09/06/2005	2005282617			PENDING
BRAZIL	91838.000094	DCA	09/06/2005	PI 0515634-3			PENDING
CANADA	91838.000090	DCA	09/06/2005	2,579,226			PENDING
EUROPE	91838.000089	DCA	09/06/2005	05793879.7			PUBLISHED
INDONESIA	91838.000092	DCA	09/06/2005	W00 2007 00765			PENDING
JAPAN	91838.000091	DCA	09/06/2005	2007-530423			PENDING
MEXICO	91838.000095	DCA	09/06/2005	MX/a/2007/002623			PENDING
WIPO	91838.000045	FCA	09/06/2005	PCT/US05/31440			NAT PHASE
SOUTH AFRICA	91838.000096	DCA	09/06/2005	2007/02765			PENDING
United States	91838.000088	DCA	03/07/2007	11/683,161			PUBLISHED

DOCUMENT CONTAINING SCANNING SURVIVABLE SECURITY FEATURES
United States	91838.000124	FCA	03/15/2007	11/686,806			PENDING
United States	91838.000126	FCA	04/27/2007	11/741,513			PUBLISHED
WIPO	91838.000142	CEQ	04/27/2007	PCT/US07/67680			PUBLISHED

COUNTRY	REFERENCE#	TYP	FILED	SERIAL#	ISSUED	PATENT	STATUS

DOCUMENT CONTAINING SECURITY IMAGES
AUSTRIA	91838.000127	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
BELGIUM	91838.000128	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
CANADA	91838.000070	DCA	05/10/2004	2,526,404	PENDING
SWITZERLAND	91838.000137	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
CZECH REPUBLIC	91838.000129	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
GERMANY	91838.000130	DCA	05/10/2004	04751747.9	03/21/2007	60 2004 005 448.8	ISSUED
EUROPE	91838.000047	DCA	05/10/2004	04751747.9	03/21/2007	1626870	NAT PHASE
SPAIN	91838.000136	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
FRANCE	91838.000140	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
UNITED KINGDOM	91838.000139	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
HUNGARY	91838.000131	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
IRELAND	91838.000144	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
ITALY	91838.000132	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
NETHERLANDS	91838.000133	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
POLAND	91838.000134	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
ROMANIA	91838.000135	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
TURKEY	91838.000138	DCA	05/10/2004	04751747.9	03/21/2007	1626870	ISSUED
WIPO	91838.000059	FCA	05/10/2004	PCT/US04/14517			NAT PHASE
United States	91838.000046	DCA	12/15/2006	10/555,936			PUBLISHED

DOCUMENT CONTAINING SECURITY IMAGES
United States	91838.000069	CIP	07/22/2004	10/896,072			PUBLISHED

DOCUMENT CONTAINING SECURITY IMAGES
CANADA	91838.000073	DCA	10/09/2003	2,501,513			PENDING
EUROPE	91838.000071	DCA	10/09/2003	03773245.0			PUBLISHED
WIPO	91838.000074	FCA	10/09/2003	PCT/US03/32159			NAT PHASE
SOUTH AFRICA	91838.000072	DCA	10/09/2003	2005/05348	10/25/2006	2005/05348	ISSUED
United States	91838.000043	CIP	07/22/2004	10/895,822			PUBLISHED
CANADA	91838.000159	DIV	08/13/2007	2,597,184			PENDING
United States	91838.000149	CIP	08/16/2007	11/839,657			PUBLISHED

COUNTRY	REFERENCE#	TYP	FILED	SERIAL#	ISSUED	PATENT	STATUS

EMBEDDED WATERMARK
United States	91838.000049	NEW	07/28/2005	11/193,230			PUBLISHED
AUSTRALIA	91838.000161	DCA	07/26/2006	PCT/US06/028983			PENDING
BRAZIL	91838.000162	DCA	07/26/2006	018080004679			PENDING
CANADA	91838.000163	DCA	07/26/2006	PCT/US06/028983			PENDING
EUROPE	91838.000169	DCA	07/26/2006	06800349.0			PENDING
INDONESIA	91838.000164	DCA	07/26/2006	W00 2008 00310			PENDING
ISRAEL	91838.000165	DCA	07/26/2006	189049			PENDING
JAPAN	91838.000166	DCA	07/26/2006	PCT/US06/028983			PENDING
MEXICO	91838.000167	DCA	07/26/2006	MX/a/2008/001349			PENDING
WIPO	91838.000052	CEQ	07/26/2006	PCT/US06/028983			NAT PHASE
SOUTH AFRICA	91838.000168	DCA	07/26/2006	2008/01692			PENDING

EMBOSSED DOCUMENT PROTECTION METHODS AND PRODUCTS
United States	91838.000037	NEW	10/03/1996	08/725,407	03/03/1998	5,722,693	ISSUED

FULL COLOR SCANNING PROTECTION OF DOCUMENT
AUSTRALIA	91838.000062	DCA	06/14/2004	2004321079			PENDING
BRAZIL	91838.000064	DCA	06/14/2004	PI0418853-5			PENDING
CANADA	91838.000042	DCA	06/14/2004	2,570,983			PENDING
EUROPE	91838.000041	DCA	06/14/2004	04754986.0			PUBLISHED
INDONESIA	91838.000061	DCA	06/14/2004	W00 2006 03557			PENDING
JAPAN	91838.000060	DCA	06/14/2004	2007-516446			PENDING
MEXICO	91838.000065	DCA	06/14/2004	PA/a/2006/014645			PENDING
WIPO	91838.000039	NEW	06/14/2004	PCT/US04/018580			NAT PHASE
SOUTH AFRICA	91838.000066	DCA	06/14/2004	2007/00308			PENDING
United States	91838.000040	OTH	12/13/2006	11/610,290			PUBLISHED
United States	91838.000063	OTH	12/13/2006	11/610,323			PUBLISHED

METHOD OF MAKING A NONREPLICABLE DOCUMENT
AUSTRIA	91838.000075	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
BELGIUM	91838.000076	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
SWITZERLAND	91838.000084	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
GERMANY	91838.000079	DCA	01/16/1990	90904485.1	11/24/1999	69033362.5	ISSUED
DENMARK	91838.000077	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
EUROPE	91838.000056	DCA	01/16/1990	90904485.1	11/24/1999	0455750	NAT PHASE
SPAIN	91838.000082	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
FRANCE	91838.000078	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
UNITED KINGDOM	91838.000085	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
ITALY	91838.000115	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
LIECHTENSTEIN	91838.000086	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
LUXEMBOURG	91838.000080	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
NETHERLANDS	91838.000081	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED
SWEDEN	91838.000083	DCA	01/16/1990	90904485.1	11/24/1999	0455750	ISSUED

COUNTRY	REFERENCE#	TYP	FILED	SERIAL#	ISSUED	PATENT	STATUS

NONREPLICABLE DOCUMENT AND METHOD FOR MAKING SAME
CANADA	91838.000101	DCA	01/16/1990	2045580	01/12/1999	2,045,580	ISSUED

SCANNING PROTECTION OF A DOCUMENT
United States	91838.000145	FCA	05/05/2007	11/744,840			PUBLISHED
WIPO	91838.000146	CEQ	05/05/2007	PCT/US07/68311			PUBLISHED

SECURITY DOCUMENTS WITH MULTI-ANGLED VOIDS
United States	91838.000087	NEW	08/22/1996	08/700,772	01/13/1998	5,707,083	ISSUED

SELF VERIFYING IDENTIFICATION
United States	91838.000153	FCA	07/06/2007	11/774,464			PUBLISHED
WIPO	91838.000154	CEQ	07/07/2007	PCT/US07/73002			PUBLISHED

TAMPER AND COPY PROTECTED DOCUMENTS
United States	91838.000019	NEW	04/19/1993	08/047,402	10/03/1995	5,454,598	ISSUED

EXHIBIT B

THE ERGONOMIC GROUP

Patent Report by Country				Printed: 4/7/2008	Page 1
TITLE
REFERENCE#	FILED	SERIAL#	ISSUED	PATENT#	STATUS

UNITED STATES
IMPROVED METHOD AND SYSTEM FOR PRODUCING DOCUMENTS, WEBSITES AND THE LIKE HAVING SECURITY
FEATURES
5112/0005	1/24/2008	12/019,304			PENDING

METHOD AND SYSTEM FOR PROVIDING CERTIFIED DOCUMENTS AND THE LIKE
5112/0003 US	2/23/2007	11/678,318			PENDING

SECURITY DOCUMENT WITH FADE-AWAY PORTION
5112/0004 US	3/18/2008	12/050,576			PENDING

SECURITY FONT IMAGE FADE AWAY
5112/0004	3/23/2007	60/896,555			EXPIRED

SECURITY FONT IMAGES FOR ELECTRONICALLY TRANSMITTED DOCUMENTS
5112/0003	1/31/2007	60/887,439			EXPIRED

WIPO
IMPROVED METHOD AND SYSTEM FOR PRODUCING DOCUMENTS, WEBSITES AND THE LIKE HAVING SECURITY
FEATURES
5112/0005 PCT	1/30/2008	PCT/US08/52450			PENDING

SECURITY DOCUMENT WITH FADE-AWAY PORTION
5112/0004 PCT	3/19/2008	PCT/US08/57506			PENDING

END OF REPORT	TOTAL ITEMS SELECTED =	7